EXHIBIT 10.4

Schedule of Omitted Documents
of Griffin Capital Essential Asset REIT II, Inc.

The following notes have not been filed as an exhibit pursuant to Instruction 2 of Item 601 of Regulation S-K; these documents are substantially identical in all material respects, except as noted below, to Exhibit 10.2 to this Form 8K:

1.	Note payable to JPMorgan Chase Bank, N.A. in the amount of $42,500,000.00, dated December 12, 2014.

2.	Note payable to Capital One, N.A. in the amount of $35,000,000.00, dated December 12, 2014.

3.	Note payable to Fifth Third Bank in the amount of $35,000,000.00, dated December 12, 2014.

4.	Note payable to SunTrust Bank in the amount of $35,000,000.00, dated December 12, 2014.

5.	Note payable to Wells Fargo Bank, National Association in the amount of $35,000,000.00, dated December 12, 2014.

6.	Note payable to Bank of America, N.A. in the amount of $25,000,000.00, dated December 12, 2014.